UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 April 11, 2005

                                 ---------------


                               RENTRAK CORPORATION
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

      0-15159                                             93-0780536
(Commission File Number)                       (IRS Employer Identification No.)

   One Airport Center
   7700 N.E. Ambassador Place
   Portland, Oregon                                     97220
(Address of principal executive offices)              (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 284-7581

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On April 11, 2005, Rentrak Corporation (the "Company") entered into a Separation Agreement and Mutual Release (the "Separation Agreement") with Craig Berardi, whose employment as Vice President - Operations terminated on March 17, 2005. Under the Separation Agreement, unless Mr. Berardi revokes the agreement prior to April 15, 2005, he will be paid as severance a total of $112,500 in 18 equal monthly installments. The Company will also pay the premiums for group health insurance coverage for Mr. Berardi and his dependents through December 31, 2005, if Mr. Berardi elects continuation coverage. The Separation Agreement includes mutual releases by each party of all claims against the other arising out of or in any way related to Mr. Berardi's employment with the Company.



                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     RENTRAK CORPORATION


Dated:  May 12, 2005                 By: /s/ Paul A. Rosenbaum
                                         ---------------------------------------
                                         Paul A. Rosenbaum
                                         Chairman, President and Chief Executive
                                         Officer







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